Exhibit 99.1

Intermex Reports First-Quarter Growth
Company delivering sustained track record of superior operating performance

Company to Host Conference Call Today at 9 a.m. ET

MIAMI, (May 4, 2023) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), one of the nation’s leading omnichannel money transfer services to Latin America, today reported strong growth during the first quarter of 2023.

Financial performance highlights for the first quarter of 2023 compared with the same period last year are:
●	Revenues of $145.4 million, up 26.8%.
●	Net Income of $11.8 million, up 0.9%.
●	Diluted EPS of $0.31 per share, up 3.3%.
●	Adjusted EBITDA of $24.1 million, up 16.4%.

“Intermex continued its sustained track record of growth during the first quarter, demonstrating the ability of our core business to deliver consistently superior operating results,” said Bob Lisy, Chairman, President, and CEO of Intermex. “Now, with the La Nacional acquisition fully complete, the Company is well underway enhancing the profitability of our acquired U.S. assets as well as positioning to capture the significant growth opportunity we see with the i-transfer business in Europe.”

Lisy added, “As the public market’s fastest-growing omnichannel remittance company, with our growing global and U.S. footprint and laser-focus on efficiency and strong cash generation we are positioned to deliver exceptional long-term value to our consumers, our retail partners, and our shareholders.”

First Quarter 2023 Financial Results (all comparisons are to the First Quarter 2022)
Total revenues for the Company were $145.4 million, up 26.8%. Contributing to the strong revenue growth is the inclusion of La Nacional in the U.S. along with solid core growth in the underlying business. These both helped drive a 37.4% increase in unique, active customers to 3.6 million, who generated 12.9 million money transfer transactions, an increase of 28.6%. Also contributing to the record number of transactions was the 67.7% growth in digital transactions. The transaction growth resulted in $5.3 billion in principal transferred, a 22.4% increase. This translates to a 21.2% market share in the top 5 U.S. to Latin America remittance markets - Mexico, Guatemala, El Salvador, Honduras, and Dominican Republic.

Net income was $11.8 million, up 0.9%. Diluted earnings per share were $0.31, an increase of 3.3%. Net income and EPS growth reflect the increased revenues, partially offset by the inclusion of La Nacional which traditionally has lower margins in the first quarter. Also offsetting the revenue growth was higher interest and depreciation expense and a higher effective tax rate. The increase in diluted earnings per share reflects the net income growth coupled with the positive benefits from the stock repurchases.

Adjusted net income increased 6.0% to $14.2 million, and adjusted diluted earnings per share were $0.38, an increase of 11.8%, reflecting the items noted above in net income, adjusted for certain non-cash expenses, other charges, and tax adjustments coupled with the positive benefits from the stock repurchases.

Adjusted EBITDA increased 16.4% to $24.1 million, driven by the business operating results discussed above along with the higher impact of the adjusting items shown in the reconciliation table below.

Adjusted and other non-GAAP measures discussed above and elsewhere in this press release are defined below under the heading, Non-GAAP Measures.

Other Items
The Company ended the first quarter of 2023 with $85.5 million in cash and cash equivalents, a decrease of 42.8% compared to December 31, 2022. The cash and cash equivalents balance was primarily impacted by the first quarter of 2023 ending on a Friday, representing a higher level of cash deployed to fund weekend operations.

Net Free Cash Generated was up 37.5% to $13.9 million in the first quarter of 2023.

The Company repurchased approximately 316,000 shares of its common stock for $7.6 million during the first quarter of 2023.

2023 Guidance
The Company is reiterating its previously issued full-year guidance and providing second-quarter guidance:

Full-year 2023, compared to the prior year:
■	Revenue of $667.0 million to $688.5 million, an increase of 22% to 26%.
■	Net Income of $66.5 million to $69.0 million, an increase of 16% to 20%.
■	Adjusted EBITDA of $120.0 million to $124.5 million, an increase of 14% to 18%.

Second-quarter 2023, compared to the prior year quarter:
■	Revenue of $168.6 million to $174.1 million, an increase of 23% to 27%.
■	Net Income of $16.8 million to $17.1 million, an increase of 5% to 7%.
■	Adjusted EBITDA of $30.7 million to $31.4 million, an increase of 11% to 14%.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe they help highlight trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of intangible assets resulting from business acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation tables below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income net income, net income margin or earnings per share as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per Share to Adjusted Earnings per Share and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the unaudited condensed consolidated financial statements. A quantitative reconciliation of projected Adjusted EBITDA to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and quantifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs and expenses related to acquisitions and other transactions, share-based compensation, tax effects of certain adjustments and losses related to legal contingencies or disposal of assets. For the same reasons, we are unable to address the probable significance of the unavailable information.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 9:00 a.m. Eastern Time today. The conference call can be heard by dialing: 1-877-210-0456 (U.S.) or 1-212-231-2914 (outside the U.S.) ten minutes before the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com. Registration for the event is required, so please register at least five minutes before the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could affect our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, and expectations for the Company. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance”, “remains”, and similar expressions (including the negative and plural forms of such words and phrases). Our forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are beyond our control, that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows, and liquidity. Such factors include, among others, changes in applicable laws or regulations; factors relating to our business, operations and financial performance, including: our ability to successfully execute, manage, integrate and obtain the anticipated financial benefits of key acquisitions and mergers; including the acquisitions of Envios de Valores La Nacional Corp. and LAN Holdings, Corp.; economic factors such as inflation, the level of economic activity, recession risks and labor market conditions, as well as rising interest rates;  public health conditions, responses thereto and the economic and market effects thereof; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain favorable banking and agent relationships necessary to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial illiquidity or illiquidity at our clearing cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem, including the introduction of new digital platforms; cyber-attacks or disruptions to our information technology, computer network systems, data centers and mobile devices apps; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; our success in developing and introducing new products, services and infrastructure; consumer confidence in our brands and in consumer money transfers generally; our ability to maintain compliance with applicable regulatory requirements; international political factors, political stability, tariffs, border taxes or restrictions on remittances or transfers out of the United States and Canada;  currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to the authenticity of customers’ orders; changes in immigration laws and their enforcement; our ability to protect our brands and intellectual property rights; weakness in U.S. or international economic conditions; changes in tax laws in the countries in which we operate; our ability to recruit and retain key personnel; and other economic, business, and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States, Canada, and Europe to more than 60 countries. The Company provides the digital movement of money through a network of agent retailers in the United States, Canada, and Europe; Company-operated stores; our mobile app; and the Company’s website. Transactions are fulfilled and paid through thousands of retail and bank locations around the world. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, Guatemala City, Guatemala, and Madrid, Spain. For more information about Intermex, please visit www.intermexonline.com.

Mike Gallentine
Vice President of Investor Relations
mgallentine@intermexusa.com
tel. 305-671-8005

Condensed Consolidated Balance Sheets

(in thousands of dollars)	March 31, 2023	December 31, 2022

ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$85,453	$149,493
Accounts receivable, net	102,596	129,808
Prepaid wires, net	106,878	90,386
Prepaid expenses and other current assets	9,482	12,749
Total current assets	304,409	382,436

Property and equipment, net	28,173	28,160
Goodwill	48,640	49,774
Intangible assets, net	18,666	19,826
Other assets	30,910	31,876
Total assets	$430,798	$512,072

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$5,522	$4,975
Accounts payable	21,281	25,686
Wire transfers and money orders payable, net	91,923	112,251
Accrued and other liabilities	37,698	41,855
Total current liabilities	156,424	184,767

Long-term liabilities:
Debt, net	93,718	150,235
Lease liabilities, net	21,872	23,272
Deferred tax liability, net	2,931	3,892
Total long-term liabilities	118,521	177,399

Stockholders' equity:
Total stockholders' equity	155,853	149,906
Total liabilities and stockholders' equity	$430,798	$512,072

Condensed Consolidated Statements of Income

	Three Months March 31,
(in thousands of dollars, except for share data)	2023	2022
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$124,450	$98,000
Foreign exchange gain, net	19,168	15,674
Other income	1,746	992
Total revenues	145,364	114,666

Operating expenses:
Service charges from agents and banks	96,117	76,993
Salaries and benefits	16,168	11,310
Other selling, general and administrative expenses	11,337	7,069
Depreciation and amortization	2,903	2,183
Total operating expenses	126,525	97,555

Operating income	18,839	17,111

Interest expense	2,192	952

Income before income taxes	16,647	16,159

Income tax provision	4,885	4,505

Net income	$11,762	$11,654

Other comprehensive income	182	112

Comprehensive income	$11,944	$11,766

Earnings per common share:
Basic	$0.32	$0.30
Diluted	$0.31	$0.30

Weighted-average common shares outstanding:
Basic	36,480,972	38,362,014
Diluted	37,361,953	39,077,665

Reconciliation from Net income to Adjusted Net income

	Three Months Ended March 31,
(in thousands of dollars, except for share data)	2023	2022

	(Unaudited)

Net income	$11,762	$11,654

Adjusted for:
Share-based compensation (a)	1,698	1,268
Transaction costs (b)	124	-
Other charges and expenses (c)	529	141
Amortization of intangibles (d)	1,125	972
Income tax benefit related to adjustments (e)	(1,066)	(667)
Adjusted net income	$14,172	$13,368

Adjusted earnings per common share:
Basic	$0.39	$0.35
Diluted	$0.38	$0.34

(a) Represents shared-based compensation relating to equity awards granted to employees and independent directors of the Company.

(b) Represents primarily professional and legal fees related to business acquisition transactions.

(c) Represents primarily loss on disposal of fixed assets.

(d) Represents the amortization of intangible assets that resulted from business acquistion transactions.

(e) Represents the current and deferred tax impact of the taxable adjustments to Net Income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three months ended March 31,
	2023	2022
	(Unaudited)
GAAP Basic Earnings per Share	$0.32	$0.30
Adjusted for:
Share-based compensation	0.05	0.03
Transaction costs	NM	-
Other charges and expenses	0.01	NM
Amortization of intangibles	0.03	0.03
Income tax benefit related to adjustments	(0.03)	(0.02)
Non-GAAP Adjusted Basic Earnings per Share	$0.39	$0.35

NM—Amount is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three months ended March 31,
	2023	2022
	(Unaudited)
GAAP Diluted Earnings per Share	$0.31	$0.30
Adjusted for:
Share-based compensation	0.05	0.03
Transaction costs	NM	-
Other charges and expenses	0.01	NM
Amortization of intangibles	0.03	0.02
Income tax benefit related to adjustments	(0.03)	(0.02)
Non-GAAP Adjusted Diluted Earnings per Share	$0.38	$0.34

NM—Amount is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands of dollars)	2023	2022

	(Unaudited)
Net income	$11,762	$11,654

Adjusted for:
Interest expense	2,192	952
Income tax provision	4,885	4,505
Depreciation and amortization	2,903	2,183
EBITDA	21,742	19,294
Share-based compensation (a)	1,698	1,268
Transaction costs (b)	124	-
Other charges and expenses (c)	529	141
Adjusted EBITDA	$24,093	$20,703

(a) Represents share-based compensation relating to equity awards granted to employees and independent directors of the Company.

(b) Represents professional and legal fees related to business acquisition transactions.

(c) Represents primarily loss on disposal of fixed assets.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Net Income Margin	8.1%	10.2%
Adjusted for:
Interest expense	1.5%	0.8%
Income tax provision	3.4%	3.9%
Depreciation and amortization	2.0%	1.9%
EBITDA	15.0%	16.8%
Share-based compensation	1.2%	1.1%
Transaction costs	0.1%	0.0%
Other charges and expenses	0.4%	0.1%
Adjusted EBITDA Margin	16.6%	18.1%

Reconciliation of Net Income to Net Free Cash Generated

	Three months ended March 31,
(in thousands of dollars)	2023	2022
	(Unaudited)

Net income for the period	$11,762	$11,654

Depreciation and amortization	2,903	2,183
Share-based compensation expense	1,698	1,268
Provision for credit losses	785	442
Cash used in investing activities	(2,119)	(4,316)
Term loan pay downs	(1,094)	(1,094)

Net free cash generated during the period	$13,935	$10,137